UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2006, Enesco Group, Inc. entered into Change in Control Agreements with Anthony G. Testolin and Koreen A. Ryan, respectively. The Company’s Board of Directors approved the executives entering into a Change in Control Agreement based on the Board’s periodic review of Enesco’s senior executives who have not entered into such an agreement. The Form of Change in Control Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under each change in control agreement, following a change in control, the employee is entitled to both (i) a severance benefit, payable upon or before termination for any reason (other than death, disability, retirement, termination for substantial cause or voluntary termination without good reason) occurring within two years following a change in control of Enesco, of up to two times the employee’s annual base salary rate plus bonus and (ii) fringe benefits, to the extent the employee was a participant in such benefits prior to the employee’s termination, for up to a two-year term. The types of events constituting a change in control under these agreements include those that require reporting under Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, and certain other events specified in the change in control agreements.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Form of Change in Control Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

January 23, 2006	By:	/s/ Cynthia Passmore

Name: Cynthia Passmore
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Form of Change in Control Agreement.